Open Lending June 16, 2026 © 2026 Open Lending All Hands Meeting Exhibit 99.5

Announcement © 2026 Open Lending Open Lending Enters into Merger Agreement to be Acquired by ANV Group Holdings  ANV Group Holdings Ltd. (“ANV”), a global insurance intermediary platform, and Open Lending, a leading provider of insurance-backed lending enablement and risk analytics solutions to the automotive lending market, today announced that they have entered into a definitive agreement whereby ANV will acquire all outstanding shares of Open Lending common stock for $3.15 per share.

Benefits to Open Lending © 2026 Open Lending Joining ANV will provide Open Lending with additional capital and a broader market and distribution reach. The acquisition will also help expand Open Lending’s strategic capabilities, which we anticipate will drive long-term profitable growth and innovation. We believe ANV’s established insurance and underwriting expertise will expand Open Lending’s reach across financial institutions, dealers, and partners, creating new channels for growth and deeper market penetration. ANV, through its broader market presence and capital position, will be able to support entry into adjacent markets or new structured products As a public company, we are subject to significant compliance obligations and costs. Through this transaction, we will be able to eliminate these burdens and focus our energy and resources on growing the Company. In addition, we believe that going private through this transaction will provide us with greater flexibility and faster execution, allowing us to more effectively pursue a long-term strategic focus. Following completion of the acquisition, Open Lending will continue serving its customers and distribution partners as it does today, while benefiting from ANV's resources and broader platform capabilities.

“We are thrilled to welcome Open Lending into our portfolio,” – Adam Karkowsky, Chairman and CEO of ANV "This transaction directly advances our insurance-backed credit strategy, and we see significant value creation ahead, both from the business on its own merits and through the opportunities it creates across our broader platform. We have tremendous confidence in the management team and the future we'll build together. Open Lending will continue to serve its customers and distribution partners as it does today, while benefiting from ANV's platform and resources.” Who is ANV Group Holdings? ANV Group Holdings is a strategic investment and operating platform focused on building and supporting high-growth businesses through long-term capital, operational expertise, and strategic resources. Founded: 2025 Headquarters: New York, NY History with OL: ANV was established following a strategic transaction in which AmTrust and Blackstone Credit & Insurance spun off a portfolio of AmTrust's MGAs and fee-based businesses into an independent company.

Who is ANV Group Holdings? © 2026 Open Lending Agricultural workers’ compensation Tax liability Various insurance solutions for domestic motor carrier classes Affinity insurance products, designed in partnership with cell phone providers & utilities Legal Expense & Tailored Assistance coverage Property insurance Credit insurance Professional Indemnity ANV Group Holdings is a Managing General Agency (MGA) platform launched in December 2025 through a strategic partnership between AmTrust and Blackstone. ANV specializes in underwriting complex, specialty, affinity, and wholesale insurance products across the US, UK, and Europe Financial Lines & Transaction Risk Llyods Brokerage Workers’ compensation Workers’ compensation

Process © 2026 Open Lending A tender offer is a process in which a third party seeks to acquire shares in a company directly from its shareholders. All Open Lending shareholders will be given an opportunity to “tender” or sell their shares to AmTrust for $3.15 per share within a specified timeframe. In a tender offer, shareholders “tender” their shares instead of voting in favor or against a transaction. Employees who own shares of Open Lending will receive information regarding the terms of the tender offer in the same manner as Open Lending's other shareholders. Once over 50% of the outstanding shares of Open Lending common stock have been tendered to ANV through the tender offer, ANV will acquire the remaining shares through a second-step merger at the same price as the price offered to shareholders in the tender offer.

Go-Forward Employee Salary, Compensation, and Benefits © 2026 Open Lending The merger agreement requires that for one-year post-closing ANV will provide employees with the following: Compensation that is no less than that received immediately prior to closing; Incentive compensation opportunities and employee benefits excluding non-recurring benefits, retiree health and welfare benefits and deferred compensation that are no less favorable than those provided to employees prior to closing, except for long-term and equity-based compensation, which will be no less favorable than similarly situated employees of ANV; and Severance benefit coverage for one year following the closing.

What to Expect Step 1 Step 2 Step 3 Step 4 Step 8 Sign Merger Agreement Announce Transaction Commencement of Tender Offer Process Expiration of Tender Offer Merger Closing & OL Stock Delisted Once over 50% of the outstanding shares of Open Lending common stock are tendered to ANV, ANV will acquire the remaining shares through a second-step merger at the same price as in the tender offer. This transaction is expected to close in the third quarter of 2026, subject to customary closing conditions. Receipt of Regulatory Approvals Step 5 Step 6 Step 7 Seek Regulatory Approvals Receipt of Minimum Amount of Tendered Shares Required

Closing © 2026 Open Lending Everyone will receive FAQ’s this morning GTM teams – Anthony will be scheduling an all hands meeting following the town hall We will have a town hall meeting next week; if you have any questions that were not answered in the FAQ, please send to Michelle and we will do our best to answer them at that time

Additional Information and Where to Find It The tender offer for the shares of Open Lending Corporation’s (“Open Lending” or the “Company”) common stock (the “Offer”) has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell Open Lending’s securities, nor is it a substitute for the Offer materials that ANV Group Holdings Ltd. (“ANV”) and Lakers Acquisition Sub, Inc., a subsidiary of ANV (“Purchaser”), will file with the U.S. Securities and Exchange Commission (the “SEC”) upon commencement of the Offer. A solicitation and offer to buy shares of Open Lending’s common stock will only be made pursuant to the Offer materials that ANV and Purchaser intend to file with the SEC. At the time the Offer is commenced, ANV and Purchaser will file Offer materials on Schedule TO with the SEC, and Open Lending will thereafter file a solicitation/recommendation statement on Schedule 14D-9 with the SEC with respect to the Offer. THE OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AND EACH AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND STOCKHOLDERS OF OPEN LENDING SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES OF COMMON STOCK IN THE OFFER. The Offer materials (including the Offer to Purchase and the related Letter of Transmittal), as well as the solicitation/recommendation statement, will be made available to all stockholders of Open Lending at no expense to them at Open Lending’s website at www.openlending.com and (once they become available) will be mailed to Open Lending’s stockholders free of charge. The information contained in, or that can be accessed through, Open Lending’s website is not a part of, or incorporated by reference herein. The Offer materials (including the Offer to Purchase and the related Letter of Transmittal), as well as the solicitation/recommendation statement, will also be made available for free on the SEC’s website at www.sec.gov. Open Lending also files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read any reports, statements or other information filed by Open Lending with the SEC for free on the SEC’s website at www.sec.gov. © 2026 Open Lending

Cautionary Note Regarding Forward-Looking Statements This communication, including the exhibits attached hereto and incorporated herein, contains forward-looking statements. Any statements that are not statements of historical fact are forward-looking statements. Generally, these statements may be identified by the use of words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” or “continue,” or the negative of these words or other similar terms. These forward-looking statements are based on a number of assumptions that could ultimately prove inaccurate. Forward-looking statements made herein with respect to the Offer, the merger and related transactions, including, for example, the anticipated timing of the completion of the Offer and the merger and the potential benefits of the merger, reflect management’s current analysis of existing information and are subject to various risks and uncertainties. As a result, undue reliance should not be placed on forward-looking statements which speak only as of the date they are made. Actual results may differ materially from those expressed or implied in forward-looking statements, including due to the following factors, among others: (i) uncertainties as to the timing of the Offer and the merger; (ii) uncertainties as to how many stockholders will tender their shares in the Offer; (iii) the possibility that competing acquisition proposals will be made; (iv) the possibility that the Company will terminate the merger agreement to enter into an alternative transaction; (v) the possibility that various closing conditions for the transactions contemplated by the merger agreement may not be satisfied or waived; (vi) the risk that the merger agreement may be terminated in circumstances requiring the Company to pay a termination fee; (vii) the potential impact of the announcement or consummation of the proposed transactions on the Company’s relationships, including with employees, business partners and customers; (viii) the risk of actual or threatened litigation in connection with the Offer and merger; and (ix) the other factors and financial, operational and legal risks or uncertainties described in the Company’s public filings with the SEC, including the “Risk Factors” sections of the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Report on Form 10-Q, as well as the tender offer materials filed and to be filed by ANV and the Purchaser in connection with the Offer and the solicitation/recommendation statement to be filed by the Company. The Company disclaims any obligation or undertaking to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. © 2026 Open Lending